EXHIBIT 7.01

AGREEMENT OF JOINT FILING

     The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 19, 2013

Jing Lou

By:	/s/ Jing Lou

Dan Lou

By:	/s/ Dan Lou

Bin Huang

By:	/s/ Bin Huang

Bo Tan

By:	/s/ Bo Tan

Dongmei Su

By:	/s/ Dongmei Su

Ming Hu

By:	/s/ Ming Hu

Jiaoe Zhang

By:	/s/ Jiaoe Zhang

Ke Li

By:	/s/ Ke Li

Achieve Well International Limited

By:	/s/ Jing Lou
Name: Jing Lou
Title: Director

Hero Grand Management Limited

By:	/s/ Dan Lou
Name: Dan Lou
Title: Director

Qingjie Zhang

By:	/s/ Qingjie Zhang

Known Virtue International Limited

By:	/s/ Bin Huang
Name: Bin Huang
Title: Director

Joint Palace Group Limited

By:	/s/ Dongmei Su
Name: Dongmei Su
Title: Director

Bonus Nation Limited

By:	/s/ Ming Hu
Name: Ming Hu
Title: Director

Wise Win Group Limited
By:	/s/ Jiaoe Zhang
Name: Jiaoe Zhang
Title: Director

Yorkwin Finance Limited

By:	/s/ Ke Li
Name: Ke Li
Title: Director

Topresult Management Limited

By:	/s/ Qingjie Zhang
Name: Qingjie Zhang
Title: Director

Triple Talent Enterprises Ltd

By:	/s/ Bo Tan
Name: Bo Tan
Title: Director